                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                 HONEYWELL INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        $125.00
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        DEF 14A
        ------------------------------------------------------------------------
     3) Filing Party:

        Kathy Curran
        ------------------------------------------------------------------------
     4) Date Filed:

        3-18-94
        ------------------------------------------------------------------------

                                                                          [LOGO]
- -------------------------------------------------------------------------------

NOTICE OF
1994 ANNUAL MEETING &
PROXY STATEMENT
APRIL 19, 1994

TO OUR STOCKHOLDERS:

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WHICH WILL BE HELD AT 2:00 P.M., TUESDAY, APRIL 19, 1994, AT HONEYWELL INDUSTRIAL AUTOMATION AND CONTROL, 2500 WEST UNION HILLS DRIVE, PHOENIX, ARIZONA.

    THE NOTICE OF MEETING AND THE PROXY STATEMENT THAT FOLLOW DESCRIBE THE BUSINESS TO BE CONDUCTED AT THE MEETING. WE WILL ALSO REPORT ON MATTERS OF CURRENT INTEREST TO OUR STOCKHOLDERS.

    PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU PLAN TO ATTEND THE MEETING IN PHOENIX, PLEASE MARK THE APPROPRIATE BOX ON YOUR PROXY CARD AND DETACH THE ADMISSION CARD TO PRESENT AT THE MEETING.

MICHAEL R. BONSIGNORE
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

PROXY STATEMENT
TABLE OF CONTENTS
- --------------------------------------------------------------------------------

                                                                          PAGE
                                                                          ----
 NOTICE OF MEETING......................................................     1
*ELECTION OF DIRECTORS..................................................     2
 EXECUTIVE COMPENSATION.................................................    14
*APPROVAL OF AUDITORS...................................................    26
 OTHER INFORMATION......................................................    26

* MATTERS FOR STOCKHOLDER ACTION

                             YOUR VOTE IS IMPORTANT

Please complete, date and sign your proxy and promptly return it in the enclosed envelope.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

HONEYWELL INC., HONEYWELL PLAZA, MINNEAPOLIS, MINNESOTA 55408

NOTICE OF MEETING:

The Annual Meeting of Stockholders of Honeywell Inc. ("Honeywell" or the "Company"), a Delaware corporation, will be held at Honeywell Industrial Automation and Control, 2500 West Union Hills Drive, Phoenix, Arizona, on Tuesday, April 19, 1994, at 2:00 p.m. for the following purposes:

  1)to elect thirteen directors;

  2)to approve the selection of Deloitte & Touche as independent auditors;

and to transact any other business appropriate to the Annual Meeting.

Holders of Honeywell Common Stock of record at the close of business on February 18, 1994 will be entitled to vote at the meeting and any adjournments. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at the Company's offices, Honeywell Plaza, Minneapolis, Minnesota, for examination by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

                                                                  March 18, 1994

Sigurd Ueland, Jr.
SECRETARY

PROXY STATEMENT
- --------------------------------------------------------------------------------

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Honeywell for use at the Annual Meeting of Stockholders. The Proxy Statement and Proxy card were first sent to stockholders on or about March 18, 1994. Please sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

    When proxies are returned properly executed, the shares represented will be voted according to stockholders' directions. A stockholder giving a proxy has the right to revoke it at any time before it is exercised by filing a written revocation with the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Proxies, ballots and voting tabulations that identify the particular vote of a stockholder are kept confidential except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent inspectors of election to tabulate and certify the results of voting, or (iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission.

    Stockholders of record at the close of business on the record date, February 18, 1994, are entitled to one vote for each share then held on each matter to come before the Meeting. At the record date there were 131,000,341 shares of Common Stock, par value $1.50 per share, of the Company outstanding and entitled to be voted. Nominees for the Board of Directors who receive the largest number of votes cast "For" will be elected (up to the number of directors to be elected at the Meeting). The affirmative vote of a majority of shares present in person or by proxy at the Meeting is required for approval of any other matter; and in accordance with Delaware law, abstentions will, and broker non-votes will not, be counted as being present at the Meeting for this purpose.

    The Board of Directors does not intend to bring up any matters for a vote other than those set forth in the Notice of Meeting. Discretionary voting authority regarding any other matters which may properly come before the Meeting is conferred upon those persons named in the proxy card.

    Stockholders who wish to present director nominations or bring other business before the annual meeting must fulfill the requirements set forth in the Company's by-laws. A copy of the relevant portion of the by-laws may be obtained on request to the Secretary of the Company at the address listed above.

- --------------------------------------------------------------------------------
ELECTION OF DIRECTORS
- --------------------------------------------------------------------------------

Thirteen directors of the Company are to be elected to serve until the 1995 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently directors of the Company and were elected directors at the 1993 Annual Meeting of Stockholders. It is intended that the shares, represented by the enclosed proxy card, will be voted, unless authority to vote is withheld, for the election of the thirteen nominees named on pages 3 through 9. If any of the nominees should become unavailable, which is not anticipated, those shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors. Dr. James J. Renier, a director since 1978, and Mrs. Geri M. Joseph, a director since 1981, are not standing for reelection pursuant to the retirement policy of the Board of Directors.

- -------------------------------------------------------

      [PHOTO]         ALBERT J. BACIOCCO, JR.
                      -RETIRED VICE ADMIRAL
                       UNITED STATES NAVY
                      -DIRECTOR SINCE 1988
                      -MEMBER OF AUDIT AND PERSONNEL
                       COMMITTEES OF THE BOARD

- -------------------------------------------------------

Vice Admiral Baciocco, age 63, retired from the U.S. Navy in 1987 after 34 years of distinguished service, principally within the submarine force and directing the Department of the Navy research and technology development enterprise. He graduated from the U.S. Naval Academy in 1953, receiving a bachelor's degree in engineering. Subsequently, in 1958, he completed graduate level studies in the field of nuclear engineering as part of his training for the naval nuclear propulsion program.

    Upon retirement from the Navy, Admiral Baciocco formed The Baciocco Group, Inc., a technical and management consulting firm providing services to the defense, energy, environmental and manufacturing sectors of industry, primarily in areas of strategic planning, technology investment and application, and business planning and development.

    Admiral Baciocco is a director of Giddings and Lewis, Inc., Vectra Technologies, Inc., and Golder Federal Services, Inc. He serves with several boards and committees of government and academe, and is a member of the Naval Studies Board of the National Research Council. In addition, he is a director of Oak Ridge Associated Universities, and a member of the Board of Visitors to the Software Engineering Institute, Carnegie Mellon University.

- --------------------------------------------

      [PHOTO]         ELIZABETH E. BAILEY
                      -JOHN C. HOWER PROFESSOR
                       OF PUBLIC POLICY AND MANAGEMENT
                       THE WHARTON SCHOOL, UNIVERSITY OF
                       PENNSYLVANIA
                      -DIRECTOR SINCE 1985
                      -MEMBER OF FINANCE AND NOMINATING
                       COMMITTEES OF THE BOARD

- -------------------------------------------------------

Dr. Bailey, age 55, graduated from Radcliffe College and received an M.S. in mathematics from Stevens Institute of Technology and a Ph.D. in economics from Princeton University.

    Dr. Bailey joined Bell Laboratories in 1960, where she held various supervisory positions until 1977. From 1973 until 1977, she was also adjunct professor of economics at New York University. In 1977, she was appointed a commissioner of the Civil Aeronautics Board and was vice chairman of the Civil Aeronautics Board from 1981 to 1983. From 1983 to 1990, she served as dean of the Graduate School of Industrial Administration of Carnegie Mellon University. From 1990 to 1991, she was a visiting scholar at Yale University, on leave from Carnegie Mellon. Currently, Dr. Bailey is John C. Hower Professor of Public Policy and Management at the Wharton School.

    Dr. Bailey is a director of Philip Morris Companies Inc., CSX Corporation, National Westminster Bancorp, Inc. and the College Retirement Equities Fund. She is a past member of the board of trustees of Princeton University and she serves on the board of the Brookings Institution and the National Bureau of Economics Research.

- --------------------------------------------

    [PHOTO]       MICHAEL R. BONSIGNORE
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   HONEYWELL INC.
                  -DIRECTOR SINCE 1990
                  -MEMBER OF EXECUTIVE
                   COMMITTEE OF THE BOARD

- -------------------------------------------------------

Mr. Bonsignore, age 52, is a graduate of the U.S. Naval Academy and received a degree in electrical engineering in 1963. He also pursued graduate work in ocean science and engineering at Texas A & M University.

    Mr. Bonsignore began his business career at Honeywell in 1969. He has held various marketing and operations management positions and was named the Company's vice president for Marine Systems in 1981. In 1983, Mr. Bonsignore was appointed president for Honeywell Europe, headquartered in Brussels, Belgium. In 1987, Mr. Bonsignore returned to Minneapolis as the Company's executive vice president, International, and was elected president of this business in May 1987. In 1990, Mr. Bonsignore was elected executive vice president and chief operating officer for International, and Home and Building Control, and a director of the Company. In April 1993, Mr. Bonsignore was elected chairman of the board and chief executive officer.

    Mr. Bonsignore is also a director of Cargill, Inc., Donaldson Company, Inc. and The St. Paul Companies, Inc. He serves as a member on various advisory boards and committees including: Investment Policy Advisory Committee, to the U.S. Trade Representative and the US - Russia Trade and Economic Council.

- --------------------------------------------

    [PHOTO]       EARNEST HUBERT CLARK, JR.
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   THE FRIENDSHIP GROUP
                  -DIRECTOR SINCE 1984
                  -MEMBER OF AUDIT (CHAIRMAN)
                   AND NOMINATING COMMITTEES OF
                   THE BOARD

- -------------------------------------------------------

Mr. Clark, age 67, graduated from the California Institute of Technology, receiving B.S. and M.S. degrees in mechanical engineering.

    In 1947, Mr. Clark joined Baker International Corporation (now known as Baker Hughes Incorporated following the merger in 1987 of Baker International and Hughes Tool Co.), a provider of products and services to the petroleum and mining industries. He became chief research engineer in 1957 and vice president and assistant general manager in 1958. Mr. Clark was elected president in 1962, chief executive officer in 1965, and chairman of the board in 1969.

    In January 1989, Mr. Clark retired from Baker Hughes Inc. and assumed the post of chairman of the board and chief executive officer of the Friendship Group, an investment partnership.

    Mr. Clark is a director of CBI Industries, Beckman Instruments, Inc., Kerr McGee Corporation and American Mutual Fund, Inc. He serves as chairman of the board of the YMCA of the United States of America, and as a trustee of Harvey Mudd College, Claremont, California.

- --------------------------------------------

    [PHOTO]       WILLIAM H. DONALDSON
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   THE NEW YORK STOCK EXCHANGE,
                   INC.
                  -DIRECTOR SINCE 1982
                  -MEMBER OF NOMINATING
                   (CHAIRMAN) AND FINANCE
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Donaldson, age 62, is a graduate of Yale University and received an MBA, with distinction, from the Harvard University Graduate School of Business Administration. He served as an officer in the United States Marine Corps.

    In 1959, Mr. Donaldson co-founded Donaldson, Lufkin & Jenrette, Inc., the investment banking firm, and in 1961, Alliance Capital Management Corporation, the investment management firm, and served as chairman and chief executive officer until 1973.

    Mr. Donaldson was Undersecretary of State from 1973 to 1974. In 1975, he served as special consultant and advisor to the Vice President of the United States. During that year he became founding dean of the Yale Graduate School of Management and was named William S. Beinecke Professor of Management Studies, serving until 1980. Mr. Donaldson then founded Donaldson Enterprises Incorporated, a private investing firm, and served as its chairman and chief executive officer until year-end 1990. In 1991, Mr. Donaldson became chairman of the board and chief executive officer of the New York Stock Exchange, Inc.

    Mr. Donaldson is a director of Aetna Life & Casualty Company and Philip Morris Companies Inc. He serves as a trustee and director of a number of philanthropic and educational institutions.

- --------------------------------------------

    [PHOTO]       R. DONALD FULLERTON
                  -CHAIRMAN -- EXECUTIVE
                   COMMITTEE CIBC
                  -DIRECTOR SINCE APRIL, 1992
                  -MEMBER OF AUDIT AND FINANCE
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Fullerton, age 62, graduated from the University of Toronto in 1953 and received a B.A. degree.

    In 1953, Mr. Fullerton joined the Canadian Bank of Commerce (now CIBC), a Canadian financial services institution based in Toronto. In 1968, he was appointed deputy chief general manager.

    In 1971, Mr. Fullerton became senior vice president and in 1973, he was promoted to executive vice president and chief general manager. Mr. Fullerton was elected to CIBC's Board of Directors in 1974 and elected president and chief operating officer in 1976. In 1984, he was elected chief executive officer, and in 1985, he was named chairman.

    In June 1992, Mr. Fullerton retired as chairman and chief executive officer of CIBC, and now holds the position of chairman of its Executive Committee.

    Mr. Fullerton is a director of CIBC, Amoco Canada Petroleum Co. Ltd., IBM Canada Ltd., Westcoast Energy Inc., George Weston Ltd., Coca-Cola Beverages Ltd., Hollinger Inc., and other cultural and medical entities.

- --------------------------------------------

    [PHOTO]       GERALD GREENWALD
                  -CHAIRMAN
                   TATRA TRUCK COMPANY
                  -DIRECTOR SINCE 1988
                  -MEMBER OF FINANCE AND
                   NOMINATING COMMITTEES OF THE
                   BOARD

- -------------------------------------------------------

Mr. Greenwald, age 58, is a graduate of Princeton University and received a master's degree in economics from Wayne State University.

    Mr. Greenwald was employed by the Ford Motor Company from 1957 until 1979, serving in various executive positions including president of Ford Venezuela, S.A. He joined Chrysler Corporation in April, 1979 and was elected vice president and controller in May, 1979. In September, 1979 he became a director and executive vice president-finance. Beginning in 1981 he served in various senior executive positions, including chairman of Chrysler Motors, which was the wholly-owned automotive manufacturing subsidiary of Chrysler Corporation. In November 1988, he became vice chairman of Chrysler Corporation.

    In 1990, Mr. Greenwald served as the chief executive officer of the United Employee
Acquisition Corporation, a company representing the employees of United Airlines
(UAL), which was formed to purchase UAL. In 1991, Mr. Greenwald was a managing director of Dillon Read & Co. Inc., an investment banking firm. From April, 1992 until June, 1993, he served at Olympia & York Developments Limited as its President and Deputy Chief Executive Officer. In June 1993, Mr. Greenwald was appointed chairman of Tatra Truck Company, a trucking firm located in Koprivnice, Czech Republic.

    Mr. Greenwald is a director of Reynolds Metals Company and Aetna Life & Casualty Company. He is a trustee of Princeton University. He is also a member of the Chief Executives Organization.

- --------------------------------------------

    [PHOTO]       JAMES J. HOWARD
                  -CHAIRMAN OF THE BOARD AND
                   CHIEF EXECUTIVE OFFICER
                   NORTHERN STATES POWER
                   COMPANY
                  -DIRECTOR SINCE 1990
                  -MEMBER OF EXECUTIVE,
                   PERSONNEL AND NOMINATING
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Howard, age 58, graduated from the University of Pittsburgh, receiving a bachelor's degree in 1957. He was awarded a Sloan Fellowship to the Massachusetts Institute of Technology and received a master of science degree in 1970.

    Mr. Howard was president and chief operating officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan, Ohio and Wisconsin, prior to joining Northern States Power Company, an electric and gas utility company, as its president and chief executive officer in 1987. Mr. Howard has served as its chairman of the board and chief executive officer since 1988.

    Mr. Howard is also a director of Walgreen Company, Ecolab Inc. and NWNL Companies Inc. He also serves on the board of overseers for the Carlson School of Management, University of Minnesota, the Board of Trustees for the University of St. Thomas, in St. Paul, Minnesota, and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz School of Business.

- --------------------------------------------

    [PHOTO]       BRUCE E. KARATZ
                  -CHAIRMAN, PRESIDENT AND
                   CHIEF EXECUTIVE OFFICER
                   KAUFMAN AND BROAD HOME
                   CORPORATION
                  -DIRECTOR SINCE JULY 1992
                  -MEMBER OF AUDIT AND
                   PERSONNEL COMMITTEES OF THE
                   BOARD

- -------------------------------------------------------

Mr. Karatz, age 48, is a graduate of Boston University, receiving a bachelor's degree in history. He also earned a law degree from the University of Southern California.

    In 1972, Mr. Karatz joined Kaufman and Broad Corporation, California's largest home builder and one of the largest residential builders in Paris, France, and held a number of corporate positions prior to being named president of Kaufman and Broad-France in 1976. After returning to the United States, in 1980, he was elected president of all housing operations. In 1986, he was elected chief executive officer of Kaufman and Broad Home Corporation, and in 1993 was named chairman of the board.

    Mr. Karatz also is a director of MacFrugal's Bargains Closeouts, Inc., National Golf Properties, Inc. and a number of civic and cultural organizations. He is also chairman of the Rand Institute in Education Training, vice chairman of the Board of Trustees of Pitzer College, and a member of the Board of Councilors of USC Law Center, the Executive Committee of the California Business Roundtable, National Housing Task Force, and a member of the advisory board of the Federal National Mortgage Association (Fannie Mae). He also is a founder of the Museum of Contemporary Art, and while in France, was appointed the first American director of the National Federation of Builders and Developers. In 1992, he was inducted into the California Building Industry Hall of Fame.

- --------------------------------------------

    [PHOTO]       D. LARRY MOORE
                  -PRESIDENT AND
                   CHIEF OPERATING OFFICER
                   HONEYWELL INC.
                  -DIRECTOR SINCE 1990
                  -MEMBER OF THE EXECUTIVE
                   COMMITTEE OF THE BOARD

- -------------------------------------------------------

Mr. Moore, age 57, is a graduate of the University of Arizona, where he received a bachelor's degree in engineering in 1958 and a master's degree in business administration in 1959. Mr. Moore also earned a Ph.D. in economics from Arizona State University in 1973.

    Mr. Moore joined Sperry Corporation in 1962 where he advanced with assignments in information systems, operations and marketing. In 1978, he was named vice president of the Sperry Avionics Division, and in 1985 he was chosen to lead Sperry's commercial aviation business as vice president and general manager of Commercial Flight Systems.

    Mr. Moore joined Honeywell in December 1986, when the Sperry Aerospace Group was acquired by the Company. In June 1987, Mr. Moore was appointed vice president of Honeywell's Commercial Flight Systems Group, and in April 1989 he was elected president, Space and Aviation. In 1990, Mr. Moore was elected executive vice president and chief operating officer for Space and Aviation, and Industrial, and a director of the Company. In April 1993, Mr. Moore was elected president and chief operating officer.

    Mr. Moore is also a director of Rohr Inc., and a director of Aerospace Industries Association (AIA), National Association of Manufacturers (NAM), Abbott Northwestern Hospital of Minneapolis and the Science Museum of Minnesota.

- --------------------------------------------

    [PHOTO]       A. BARRY RAND
                  -EXECUTIVE VICE PRESIDENT
                   XEROX CORPORATION
                  -DIRECTOR SINCE 1990
                  -MEMBER OF FINANCE COMMITTEE
                   OF THE BOARD

- -------------------------------------------------------

Mr. Rand, age 49, is a graduate of the American University, receiving a bachelor's degree in marketing. He also graduated from Stanford University's graduate program, receiving master's degrees in both business administration and management sciences. In addition, Mr. Rand has received a number of honorary doctorate degrees.

    Mr. Rand joined Xerox Corporation, a document processing and financial services company, in 1968. In May 1985, he was elected a corporate officer and in 1987 he was elected president of Xerox's United States Marketing Group. In February 1992, Mr. Rand was promoted to executive vice president.

    Mr. Rand is a director of Abbott Laboratories and Ameritech Corporation and a trustee of the College Retirement Equities Fund (CREF). He is also a member of the board of the U.S. Chamber of Commerce, the board of overseers of the Rochester Philharmonic Orchestra and the Stanford University Graduate School of Business advisory council. In 1993, Mr. Rand was inducted into the National Sales Hall of Fame.

- --------------------------------------------

    [PHOTO]       STEVEN G. ROTHMEIER
                  -CHAIRMAN AND CHIEF EXECUTIVE
                   OFFICER
                   GREAT NORTHERN CAPITAL
                  -DIRECTOR SINCE 1985
                  -MEMBER OF EXECUTIVE, FINANCE
                   (CHAIRMAN) AND AUDIT
                   COMMITTEES OF THE BOARD

- -------------------------------------------------------

Mr. Rothmeier, age 47, is a graduate of the University of Notre Dame and received a master's degree in business administration from the University of Chicago.

    In March 1993, Mr. Rothmeier formed Great Northern Capital, a private investment and merchant banking firm, and serves as its chairman and chief executive officer. Prior to March 1993, Mr. Rothmeier served as president at IAI Capital Group, a venture capital and merchant banking firm. From 1973 to November 1989, he held various senior positions at Northwest Airlines, Inc., and from 1986 to 1989, he had served as chairman of the board and chief executive officer of NWA Inc. and Northwest Airlines, Inc.

    Mr. Rothmeier is chairman of the board of Alliant Techsystems Inc., and is a director of Precision Castparts Corp., Department 56, Inc., E.W. Blanch Holdings, Inc., Metropolitan Financial Corporation, and the Argonne National Laboratory/University of Chicago Development Corporation (ARCH). He also serves as chairman of the St. Agnes Foundation in St. Paul and Catholic Views Broadcast, Inc. Channel 53 Television in Minnesota.

    Mr. Rothmeier is a member of the Council on the Graduate School of Business, University of Chicago, a trustee of the University of Chicago, a member of the American Council on Germany, a director of the Center of the American Experiment, an advisor to the Metropolitan Economic Development Association, a minority business advisory group, and former vice chairman of the U.S. - China Business Council.

- --------------------------------------------

      [PHOTO]         MICHAEL W. WRIGHT
                      -CHAIRMAN OF THE BOARD, PRESIDENT
                       AND CHIEF EXECUTIVE OFFICER
                      -SUPERVALU INC.
                      -DIRECTOR SINCE 1987
                       MEMBER OF EXECUTIVE, AUDIT AND
                       PERSONNEL (CHAIRMAN) COMMITTEES OF
                       THE BOARD

- -------------------------------------------------------

Mr. Wright, age 55, is a graduate of the University of Minnesota, receiving a B.A. degree in 1961 and an LL.B. in 1963. He was admitted to the Minnesota Bar in 1963.

    Mr. Wright was a member of the law firm of Dorsey and Whitney from 1963 to 1977. In 1977, he joined SUPERVALU INC., a food wholesaler and retail support company, as senior vice president of administration and as a member of the board of directors. He was elected president and chief operating officer in 1978, chief executive officer in 1981, and chairman of the board in 1982.

    Mr. Wright is also a director of Cargill, Inc., Musicland Stores Corporation, Norwest Corporation and Shopko Stores, Inc. He is also a member of the board of directors of the Food Marketing Institute, National-American Wholesale Grocers Association and the International Association of Chain Stores. He served as the 1993 General Campaign Chair for the United Way of Minneapolis. He is past chairman of the Federal Reserve Bank of Minneapolis and the Minnesota Business Partnership.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
- --------------------------------------------------------------------------------

In April 1992, Mr. Gerald Greenwald, a director nominee, was appointed president and an officer of Olympia & York Developments Limited, at a time when the company was facing a liquidity crisis, and he served in that capacity until June, 1993. Mr. Greenwald was hired to direct the company's restructuring efforts. On May 14, 1992, a portion of the company's Canadian operations filed for protection under the Canadian Companies' Creditors Arrangement Act, and the company also filed for protection of its related U.S. operations under Chapter 11 of the U.S. Federal Bankruptcy Act. On May 28, 1992, the company's operations in the United Kingdom were also placed in Administration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
- --------------------------------------------------------------------------------

Oppenheimer Group, Inc. ("Oppenheimer Group"), Oppenheimer Tower, World Financial Center, New York, NY 10281, notified the Company that as of December 31, 1993, it was "beneficial owner" (as defined in rules of the Securities and Exchange Commission) of 10,306,637 shares of Honeywell Common Stock, representing 7.74% of all outstanding shares and that these shares include 9,049,588 shares "beneficially owned" by its affiliate, Oppenheimer Capital. Oppenheimer Group is a holding and service company owning a variety of companies engaged in the securities business, and Oppenheimer Capital is a registered investment adviser. Oppenheimer Group has informed Honeywell that all of these shares are held on behalf of various clients.
Brinson Partners, Inc. ("Brinson Partners"), 209 South LaSalle, Chicago, Illinois 60604-1295, notified the Company that as of December 31, 1993, it was "beneficial owner" (as defined in rules of the Securities and Exchange Commission) of 7,683,100 shares of Honeywell Common Stock, representing 5.7% of all outstanding shares, and that these shares include 2,141,900 shares "beneficially owned" by its affiliate, Brinson Trust Company. Brinson Partners is a registered investment adviser and has informed Honeywell that all of these shares are held on behalf of various clients.

SECURITY OWNERSHIP OF MANAGEMENT
- --------------------------------------------------------------------------------

The following table lists, as of March 1, 1994, the beneficial ownership of Honeywell Common Stock by each director, named officer, and all directors and executive officers as a group. No individual director or nominee for director owned as much as 1% of the total outstanding shares of Common Stock, and all directors and executive officers as a group owned approximately 1.3% of the outstanding shares.

                                                         OPTIONS
                                                         EXERCISABLE
NAME OF                                        SHARES    WITHIN 60
BENEFICIAL OWNER                               OWNED     DAYS
- --------------------------------------------------------------------
A. J. Baciocco, Jr...........................    5,247       --
E. E. Bailey.................................    8,360       --
M. R. Bonsignore.............................  148,235 *    183,282
E. H. Clark, Jr..............................    8,122       --
W. H. Donaldson..............................    9,743       --
R. D. Fullerton..............................    3,019       --
G. Greenwald.................................    9,564       --
J. J. Howard.................................    3,986       --
E.T. Hurd....................................   45,235 *     26,987
G. M. Joseph.................................   11,321       --
B. E. Karatz.................................    2,482       --
D. L. Moore..................................  144,237 *    106,556
A. B. Rand...................................    1,704       --
J. J. Renier**...............................  132,125 *    410,648
J. P. Rosso..................................   48,357 *     57,752
S. G. Rothmeier..............................    6,678       --
M. W. Wright.................................    5,643       --
Directors and Executive Officers
 as a group..................................  751,903    1,002,727

- -------------------------------------------------------------------------------------------
 * Includes the following shares of restricted stock      ** Includes 872 shares owned by Dr. Renier's spouse
   subject to compensation plans described on pages          and for which he disclaims any beneficial
   19-20: M.R. Bonsignore 91,866; D.L. Moore 91,351;         ownership.
   J.J. Renier 68,000; J.P. Rosso 17,200; and E.T. Hurd
   21,200.

BOARD MEETINGS -- COMMITTEES OF THE BOARD
- --------------------------------------------------------------------------------

The Board of Directors held eight regular meetings during 1993. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year.

    The Board maintains four other standing committees: Audit, Personnel, Nominating and Finance. Membership on these four committees is limited to non-employee directors. Committees on which directors serve are listed adjacent to the pictures of directors on pages 3 through 9.

    The Audit Committee met three times in 1993. Its functions are to: recommend to the Board the independent auditors for Honeywell, establish and review the activities of the independent auditors and the internal auditors, review recommendations of the independent auditors and responses of management, review and discuss with the independent auditors and management Honeywell financial reporting, loss exposures and asset control, monitor the Honeywell program for compliance with policies on business ethics, and direct and supervise any special investigations the Committee deems necessary.

    The Personnel Committee met nine times in 1993. The functions of the Committee are to review and report to the Board on Honeywell programs for developing senior management personnel, to review and make recommendations to the Board regarding executive compensation plans and annual compensation for employee directors, and to review, approve and report to the Board concerning administration of existing executive compensation plans and compensation of certain executives.

    The Nominating Committee met four times in 1993. The functions of this Committee are to determine and recommend to the Board criteria for Board membership and the composition, compensation and retirement policy of the Board, to approve nominees for election to the Board, to evaluate performance of the Board and, working with the Personnel Committee, to evaluate the performance of the chief executive officer and other inside directors and recommend their successors.

    The Finance Committee met five times in 1993. The functions of the Committee are to review the financial structure, policies, and future plans of the Company as developed and presented by management and to make recommendations concerning them to the Board.

    The average attendance at meetings of the Board and Board Committees during 1993 was 97 percent.

    The Nominating Committee will consider qualified nominees for director recommended by stockholders. Recommendations should be sent to: Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408. Any nominations for director to be made at a stockholder meeting must be made in accordance with the requirements set forth in Honeywell's by-laws. A copy of the relevant portion of the by-laws may be obtained upon request from the Secretary of the Company at the address listed above.

DIRECTOR COMPENSATION
- --------------------------------------------------------------------------------

The fees for non-employee directors consist of an annual payment of $29,000 in cash or Honeywell Common Stock, or a combination of cash and stock as determined by each director, plus the sum of $1,000 for each Board meeting and $1,000 for each Committee meeting attended ($1,500 for the Chair of the Committee). Directors may elect to defer the receipt of fees until retirement from the Board. Amounts so deferred earn interest, compounded annually, at Honeywell's corporate borrowing rate.

    Outside (non-employee) directors who have never been Honeywell employees are not eligible to participate in any of the remuneration or retirement programs for executives. Employee directors do not receive any fees or remuneration for serving on the Board or on any Board Committee.

    Non-employee directors participate in the Restricted-Stock Retirement Plan for Non-Employee Directors. Under that Plan non-employee directors receive annual awards of restricted stock having a market value equal to one-half of the fees earned by a director since the prior annual meeting. Stock issued under the Plan entitles the director to all of the rights of a stockholder, including the right to vote and receive cash dividends. However, such restricted stock is subject to certain restrictions against sale or transfer until a director has served at least five years and until (a) the director's death or disability, (b) the director is not re-elected to the Board (other than at the director's own request), or (c) the occurrence of a "change in control" of the Company (as defined in the Plan). If a director leaves the Board for any other reason, the director forfeits all rights in all stock awarded under the Plan (unless the Board of Directors, in its discretion, waives forfeiture as to some or all of such stock). The number of shares of stock listed on page 11 as being owned by the following directors includes the following shares awarded under the Plan:
A.J. Baciocco, Jr. -- 3,412 shares, E.E. Bailey -- 6,428 shares, E.H. Clark, Jr.
- -- 7,322 shares, W.H. Donaldson -- 8,943 shares, R.D. Fullerton -- 599 shares,
G. Greenwald -- 3,438 shares, J.J. Howard -- 1,835 shares, G.M. Joseph -- 10,421 shares, B.E. Karatz -- 538 shares, A.B. Rand -- 1,304 shares, S.G. Rothmeier -- 5,550 shares, and M.W. Wright -- 4,443 shares.

- --------------------------------------------------------------------------------

EXECUTIVE COMPENSATION
- --------------------------------------------------------------------------------

    The following table shows compensation for services to Honeywell of the persons who during 1993 were the chief executive officer and the other four most highly compensated Executive Officers (hereafter, sometimes collectively referred to as the Named Officers).

SUMMARY COMPENSATION TABLE

- ---------------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term Compensation
                                                  Annual Compensation         -----------------------------
                                           ---------------------------------
                                                                    Other                Awards
                                                                    Annual    -----------------------------    All Other
             Name and                                              Compen-     Restricted Stock    Options      Compen-
        Principal Position           Year  Salary ($)  Bonus ($)  sation ($)  Awards ($) (1)(2)    (Shares)  sation ($) (3)
- ---------------------------------------------------------------------------------------------------------------------------
M.R. Bonsignore                      1993    552,711    359,657      27,873         2,245,203       105,000        10,698
Chairman of the Board                1992    441,972    298,022       1,552         -0-              33,524        11,317
and Chief                            1991    415,000    324,115                       372,614        31,830
Executive Officer (4)
- ---------------------------------------------------------------------------------------------------------------------------
D.L. Moore                           1993    517,673    336,500      17,231         2,096,208(5)     80,000        13,104
President and Chief                  1992    441,972    298,022      15,887         -0-              34,102        11,586
Operating Officer                    1991    415,000    324,115                       372,614        32,722
- ---------------------------------------------------------------------------------------------------------------------------
J.J. Renier                          1993    734,850    488,528      29,140         1,332,500        -0-           23,561
Chairman --                          1992    718,031    528,184      12,243         -0-             167,482        24,244
Executive Committee (6)              1991    680,000    537,336                       285,356        77,648
- ---------------------------------------------------------------------------------------------------------------------------
J.P. Rosso (7)                       1993    291,870    142,301       5,217           439,725        11,000         9,223
President, Home                      1992    282,000    155,706      30,609         -0-              39,136        10,134
and Building Control                 1991    245,004    138,256                     -0-               4,850
- ---------------------------------------------------------------------------------------------------------------------------
E.T. Hurd (7)                        1993    260,820    121,399       5,360           439,725        11,000        10,250
President, Industrial                1992    252,000    113,400       1,642         -0-              26,944        10,870
Control                              1991    218,880    141,046                     -0-               5,580

- --------------------------------------------------------------------------------
(1) Amounts in this column represent the fair market value on the date of grant of (i) restricted stock awards in 1993 and (ii) performance restricted stock awards in 1991 and 1993 under the Performance Stock Program, described in the Report on Executive Compensation on pages 19-20. Awards in the Performance Stock Program involve restricted stock with restrictions that lapse in nine years or at an earlier date (usually three years from the date of grant) if specific performance goals have been achieved.
(2) As of December 31, 1993, the number and fair market value of aggregate shares of restricted stock held by the Named Officers is: M.R. Bonsignore (91,866 shares; $3,083,252); D.L. Moore (91,351 shares; $3,065,968); J.J.
      Renier (68,000 shares; $2,282,250 -- 22,222 of these shares will be canceled on April 30, 1994 as described on pages 20-21); J.P. Rosso
      (17,200 shares; $577,275); and E.T. Hurd (21,200 shares; $711,525).
      Dividends are paid on all restricted Common Stock at the same rate as paid on the Company's Common Stock.
(3) Compensation reported represents (a) the dollar value of Company contributions of Honeywell stock to the Company 401(k) Plan, and (b) the dollar value of premiums paid by the Company on split-dollar life insurance. The dollar value of each benefit is: M.R. Bonsignore; (a)
      $5,231, (b) $5,467; D.L. Moore; (a) $5,151, (b) $7,953; J.J. Renier; (a)
      $5,318, (b) $18,243; J.P. Rosso; (a) $5,112, (b) $4,111; and E.T. Hurd;
      (a) $5,401, (b) $4,849.
(4) M.R. Bonsignore was elected Chairman of the Board and Chief Executive Officer effective April 20, 1993.
(5)   Under the terms of an employment agreement, described on page 24, D.L.
      Moore received 30,000 shares of restricted stock, of which 5,000 shares will vest in 1995, and the Company has guaranteed the 30,000 shares will have certain minimum values if Mr. Moore continues to be employed at certain specified dates, as noted on page 24.
(6) J.J. Renier was Chairman of the Board and Chief Executive Officer until April 20, 1993 when he became Chairman of the Executive Committee.
(7)   J.P. Rosso and E.T. Hurd became Executive Officers of the Company in
      April, 1993.

OPTION GRANTS IN LAST FISCAL YEAR
- --------------------------------------------------------------------------------

                                 Individual Grants (1)
- ----------------------------------------------------------------------------------------
                                   Number of     % of Total
                                   Securities     Options                                    Potential Realizable Value at Assumed
                                   Underlying    Granted to                                 Annual Rates of Stock Price Appreciation
                                    Options      Employees     Exercise or                            for Option Term (2)
                                    Granted      in Fiscal     Base Price     Expiration    ----------------------------------------
Name                                  (#)           Year         ($/Sh)          Date       0% ($)       5% ($)           10% ($)
- -------------------------------    ----------    ----------    -----------    ----------    ------    -------------    -------------
M.R. Bonsignore................       55,000           5.70         33.00        4/19/03                  1,141,444        2,892,643
                                      50,000           5.20         31.25       11/15/03                    982,648        2,490,223
D.L. Moore.....................       55,000           5.70         33.00        4/19/03                  1,141,444        2,892,643
                                      25,000           2.60         31.25       11/15/03                    491,324        1,245,111
J.J. Renier....................       -0-           -0-           -0-
J.P. Rosso.....................       11,000           1.10         38.07        7/19/03                    263,362          667,412
E.T. Hurd......................       11,000           1.10         38.07        7/19/03                    263,362          667,412
- -----------------------------------------------------------------------------------------------------
All Shareholders (3)...........       N/A           N/A           N/A            N/A                  3,206,384,063    8,125,606,749
All Optionees..................      969,173         100.0          36.85                                22,254,575       56,397,262
Optionee Gain as % of All
 Shareholders' Gain............       N/A           N/A           N/A            N/A                  .69%             .69%

- --------------------------------------------------------------------------------
(1) All stock options become exercisable one year after the grant date (other than the grants of 55,000 shares each to Mr. Bonsignore and Mr. Moore, which are described on pages 20 and 24, respectively), and the option exercise price may be paid in cash, shares or a combination.
(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange
      Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.
(3) For "All Shareholders" the gain is calculated from $38.07, the fair market value of the Company's Common Stock on July 20, 1993, when stock options were regularly granted, and is measured over the ten-year period ending
      July 19, 2003, when those stock options expire.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES
- --------------------------------------------------------------------------------

                                                                       Number of
                                                                      Securities          Value of
                                                                      Underlying         Unexercised
                                                                      Unexercised       In-the-Money
                                                                      Options at         Options at
                                                                      FY-End (#)         FY-End ($)
                                          Shares         Value     -----------------  -----------------
                                        Acquired on    Realized      Exercisable/       Exercisable/
Name                                   Exercise (#)       ($)        Unexercisable      Unexercisable
- -------------------------------------  -------------  -----------  -----------------  -----------------
M.R. Bonsignore......................       -0-           -0-        183,282/105,000  1,472,942/146,563
D.L. Moore...........................       -0-           -0-        106,556/ 80,000  486,654/88,750
J.J. Renier..........................       62,076       905,485          410,648/--  2,156,785/--
J.P. Rosso...........................       -0-           -0-         70,236/ 11,000  684,507/--
E.T. Hurd............................       -0-           -0-         26,987/ 11,000  12,282/--
- -------------------------------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION

PERSONNEL COMMITTEE

    The Personnel Committee of the Board of Directors, which consists of five independent directors, is responsible for establishing compensation policies that apply to executives and managers of the Company, including the Executive Officers. The Personnel Committee has adopted a management compensation program based on the following compensation principles:

    - Honeywell provides the level of total compensation necessary to attract and retain the best executives in its industries.
    - Compensation is linked to performance and to the interests of shareholders.
    -  Compensation programs recognize both individual and team performance.
    - Compensation properly balances rewards for short-term vs. long-term results.
    - Compensation programs include features that encourage executives to make a long-term career commitment to Honeywell and its shareholders.

    The Personnel Committee annually reviews total compensation for Honeywell executives, as well as each component of compensation, with decisions on compensation for employee-directors subject to the approval of the Board of Directors. The review of compensation involves a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and selected peer companies, based on surveys provided by the Company's staff and by independent compensation consultants. Honeywell's primary market comparison is a group of twenty-one manufacturing companies with annual revenue in excess of $4 billion (hereinafter referred to as the "Compensation Peer Group"). These companies were chosen because they (i) operate in businesses similar to Honeywell's, (ii) compete for executives with experience and skills similar to those Honeywell requires, (iii) have an extended history of successful financial performance, and (iv) submit their executive compensation data to the executive compensation database maintained by the consulting firm that provides this executive compensation survey information to Honeywell. The Compensation Peer Group is not the same as the composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index used in the performance graph on page 22; however, ten of the twenty-one companies in the Compensation Peer Group are among the eighteen companies included in the composite index.

    In analyzing compensation, the Personnel Committee utilizes a compensation consulting firm to survey executive jobs at the Compensation Peer Group in order to develop a target compensation for each executive job category. Target compensation is based on the median of actual compensation as adjusted by the consultant to reflect variations in revenue among the companies in the Compensation Peer Group, i.e. positions with similar responsibilities will receive greater compensation at a company with greater revenue. Target compensation is compared to results in several standard compensation surveys to verify market position. Compensation decisions on individual executives may also be based on other, subjective factors such as individual performance, level of responsibility or unique skills of the executive.

    During 1993, the Personnel Committee retained a compensation consultant, not regularly retained by the Company, to provide the Committee with an independent evaluation of the levels of compensation paid to the Company's eight most senior positions. The consultant based its evaluation on its own experience in the field of executive compensation and on comparisons to compensation (i) at companies in its own executive compensation data bank and (ii) at a group of manufacturing companies it identified as similar in size to Honeywell, based on revenue. This evaluation confirmed that the Company's executive compensation program meets its stated objectives, appears to be professionally managed, and delivers compensation that is competitive with external peer groups.

    The Personnel Committee believes the compensation program for 1994 has been designed to insure that compensation paid to Named Officers will qualify for deductibility under Section 162(m) of the Internal Revenue Code. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid the Named Officers are deductible by the Company. The Committee notes, however, that increases in compensation granted to Mr. Bonsignore and Mr. Moore on April 20, 1993, upon their respective promotions to chief executive officer and chief operating officer (described more fully on page 20), could result in a loss of deductibility in years after 1994 under proposed regulations, issued by the Internal Revenue Service on December 16, 1993, covering Section 162(m), which was enacted into law on August 10, 1993 (i.e. the contracts were adopted before passage of the new law but after the effective date of the new law).

ANNUAL COMPENSATION

The Personnel Committee has established the Corporate Executive Compensation Plan to provide annual cash compensation consisting of base salary and short-term annual incentive (reported in the BONUS column of the Summary Compensation Table of page 14). The objective of the Corporate Executive Compensation Plan is to deliver total annual cash compensation competitive with compensation offered at other leading, high-technology companies for similar jobs while at the same time linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board of Directors. The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation is at risk.

SALARY

Annual salary is designed to compensate executives for their sustained performance. Salary ranges and target increases for each compensation grade are established under spending guidelines approved by the Personnel Committee. Spending guidelines for increases to the executive base salaries are based on a comparison of Honeywell salaries to the survey of the Compensation Peer Group, anticipated salary increases at other companies for the upcoming year and Honeywell operating budget requirements. Salary increases will also be affected by the subjective review of an executive's performance through annual review by the executive's superior. Yearly salary increases for Executive Officers are reviewed and approved in advance by the Personnel Committee. The salaries paid to Executive Officers in 1993 were projected to be at the median of the Compensation Peer Group. The salary provided to Mr. Moore has been established as a minimum salary during the term of his employment agreement, which is described on page 24 under the heading "Employment Agreements."

ANNUAL INCENTIVE

Under the Corporate Executive Compensation Plan each executive grade level is assigned a fixed percentage of annual salary as the target, on-plan annual incentive opportunity. The percentage is established by the Personnel Committee based on survey information on short-term incentive opportunity available for similar positions at the Compensation Peer Group, and for 1993 annual incentive was targeted at the median of the Compensation Peer Group. For the Executive Officers, this ranges from 40 percent of annual salary to 60 percent of annual salary in the case of the chief executive officer.

    The formula for payment of annual incentive relating to Company performance during 1993 called for half of the on-plan incentive to be paid if the Company achieved the NET INCOME objective established in the 1993 operating plan approved by the Board of Directors and half to be paid if the Company achieved the RETURN-ON-INVESTMENT objective in the 1993 operating plan. Participants in the Plan can only receive the minimum payment of 50 percent on each half portion of their on-plan annual incentive if a threshold over 80 percent of the objective was achieved, with payments increasing as results improve, up to a maximum of two-times the on-plan payment if 120 percent of the objective was achieved. The annual incentive calculated under this formula could also be increased or decreased by up to 10 percent depending on how well the Company performed relative to the working-capital ratio at the end of 1992. The annual incentive could be further increased or decreased by 10 percent depending on how well an Executive Officer performed on a specific performance objective established for that officer. In no event can the amount paid as annual incentive to an individual exceed two times the target incentive opportunity (percent of annual salary) established by the Committee at the beginning of 1993.

    The Company achieved the 1993 objectives in NET INCOME, and RETURN-ON-INVESTMENT and WORKING CAPITAL, and the resulting annual incentive approved by the Committee for Executive Officers averaged 113 percent of the target incentive opportunity. The 1993 annual incentive for the five Named Officers is set forth in the BONUS column of the Summary Compensation Table. The 1993 incentive compensation paid to Executive Officers was not impacted by the Company's by-law limitation, as more fully described on page 23, as the total amount awarded in 1993 did not exceed the available amount as prescribed under the by-law.

STOCK OWNERSHIP

Ownership of Honeywell stock is expected of Honeywell executives. The Personnel Committee believes that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to that of the Company owners and results in management for the benefit of those owners.

    In 1990, the Personnel Committee established ownership guidelines to promote this alignment of management and shareholder interests. Senior executives are expected to accumulate and hold Honeywell stock having a value at least equal to a set percentage of their annual salary level; executives in higher grade levels are expected to own a larger multiple of their salary in stock. The Executive Officers have the following ownership goals: chief executive officer and chief operating officer -- three times the mid-point of grade salary range; business presidents and chief financial officer -- two times the mid-point of grade salary range; and other Executive Officers -- one and one-half times the mid-point of grade salary range. To meet ownership guidelines executives may exercise stock options, retain unrestricted shares paid out in incentive programs or make open market purchases; however, shares received as restricted stock or through the Company's match of stock in the 401(k) Plan will not be counted.

LONG TERM INCENTIVE -- STOCK OPTIONS

Stock options provide compensation that closely links the interests of management and shareholders. Stock options have been granted periodically at the fair market value of Honeywell Common Stock on the date of the grant, exercisable one year from the date of the grant. Based on annual market surveys of long-term incentive, the Personnel Committee approves a target number of shares for each executive grade level. Management makes recommendations to the Committee as to how many, if any, shares will be granted to each executive based on the subjective application of one or more of the following criteria:

    - executive's ability to impact financial performance in terms of profitability and revenue,

    -  executive's past performance,

    -  expectations of executive's future contributions.

    All individual stock option grants are reviewed and approved by the Personnel Committee. In approving stock options granted in 1993, the Committee did not take into consideration the amount of stock options and restricted stock already held by an executive except in the case of Mr. Bonsignore, Mr. Moore and Dr. Renier whose situations are described below under TRANSITION OF CHIEF EXECUTIVE OFFICERS.

LONG TERM INCENTIVE -- PERFORMANCE STOCK PROGRAM

The Performance Stock Program (hereinafter the "Program"), established pursuant to the 1988 Honeywell Stock and Incentive Plan, was designed to motivate senior executives whose work most affects Company earnings and tie their compensation directly to Honeywell's long-term financial objectives. For the current award period of this Program, the Personnel Committee selected eligible executives early in 1993 and determined the number of shares of restricted stock to be issued to each participant. The shares were restricted until the earlier to occur of: (i) the achievement of performance goals within a specified measurement period, usually three years, or (ii) nine years.

    For the three-year period, 1993 to 1995, the Personnel Committee established the following performance objectives for the Program: one-third of the shares granted were tied to the Company's achieving the CUMULATIVE PRE-TAX PROFIT objective for 1993-1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective is reached or exceeded at the end of 1995, the restrictions on this one-third of the shares will be released. If 90 percent of the objective is reached, restrictions will be waived on one-half of this one-third portion, and if results fall within 90 and 100 percent of the objective, this portion of the award will be pro-rated.

    For a second objective, the Personnel Committee tied one-third of the shares granted to Honeywell's TOTAL STOCKHOLDER RETURN (stock appreciation plus dividends) compared to the performance of a group of selected peer companies. If Honeywell ranks in the top quartile, restrictions will be waived on this one-third portion of shares; if Honeywell ranked in the second quartile, restrictions will be waived on one-half of this portion. Performance of this objective will be measured at the end of 1995 against results for 1993-1995; and, alternatively, performance will be measured each year within the three-year period with any resulting award applied to one-third of the shares allocated to his objective.

    For a third objective, one-third of the shares granted were tied to the Company's achieving the REVENUE objective for 1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective is reached or exceeded by the end of 1995, the restrictions on this one-third of the shares will be released. If 90 percent of the objective is reached, restrictions will be waived on one-half of this one-third portion, and if results fall within 90 and 100 percent of the objective, this portion of the award will be pro-rated.

    The shares of restricted stock awarded in 1993 under this Program to the five Named Officers are included in the RESTRICTED STOCK AWARDS column of the Summary Compensation Table.

    Long term incentive, including stock options and the Performance Stock Program, awarded to Executive Officers in 1993 is at the median of the Compensation Peer Group.

RESTRICTED STOCK

The Personnel Committee has occasionally granted restricted stock with a fixed restriction period, usually five years, to insure retention of key executives or as part of the compensation provided to a new executive hired from outside the Company. During 1993, one newly-hired Executive Officer was granted 5,000 shares of restricted stock. In addition, Mr. Bonsignore and Mr. Moore were each granted 30,000 shares of restricted stock as described below under TRANSITION OF CHIEF EXECUTIVE OFFICERS. Under the terms of Mr. Moore's employment agreement, which is described on page 24 under the heading "Employment Agreements," the Company has guaranteed the restricted stock and stock options provided to Mr. Moore under that employment agreement will have certain minimum values if he continues to be employed at specified dates.

TRANSITION OF CHIEF EXECUTIVE OFFICERS

In February 1993, the Honeywell Board of Directors selected Michael R. Bonsignore to succeed James J. Renier as chairman of the board and chief executive officer, effective at the 1993 Annual Meeting of Stockholders, and the Board also selected D. Larry Moore to be president and chief operating officer. After considering the recommendations of a compensation consultant, the Personnel Committee approved additional compensation for both Mr. Bonsignore and Mr. Moore with a view to providing compensation levels to reflect their new positions, by (i) increasing salary, annual incentive opportunity and long-term compensation under the Performance Stock Program to reflect their new compensation grades, which had been established in the market comparison of the Compensation Peer Group, and (ii) awarding each a special long-term award designed to provide a total compensation package that is generally competitive with compensation proved for similar positions at other companies and, in the case of Mr. Moore, to provide an incentive to remain with the Company. Participation in annual incentive and the Performance Stock Program by Mr. Bonsignore and Mr. Moore is governed by the same performance measurement factors that apply to other Executive Officers. (See the explanations of ANNUAL INCENTIVE, pages 17-18, and LONG TERM INCENTIVE -- STOCK OPTIONS, pages 18-19.) The special long-term awards, described below, will vest upon continued employment with the Company, and their value will increase with any increase in the value of the Company's stock. Mr. Bonsignore's special long-term award consisted of 30,000 shares of restricted stock and a stock option, priced at current fair market value, for 55,000 shares, both vesting in April 1998. Mr. Bonsignore's total annual compensation, including the value of the special long-term award, is below the median of his compensation range. The terms of Mr. Moore's compensation arrangement are set forth on page 24 under the heading "Employment Agreements," and the value of his total annual compensation, including the special long-term award, is above the median of his compensation range. In November 1993, Mr. Bonsignore and Mr. Moore received their regular, periodic stock option grants for 50,000 shares and 25,000 shares, respectively; these stock option grants were at the median for Mr. Bonsignore and below the median for Mr. Moore.

    Following the 1993 Annual Meeting of Stockholders, Dr. Renier continued as an Executive Officer of the Company in the position of chairman of the executive committee. Subsequently, Dr. Renier entered into an agreement with the Company pursuant to which he continues as an Executive Officer and employee at his existing salary and incentive opportunity until his retirement on April 30, 1994. Under this agreement Dr. Renier will be provided with certain executive benefits, including financial counseling, home security and club membership, for an additional year. Pursuant to the terms of the Performance Stock Program, the 40,000 shares of restricted stock awarded by the Personnel Committee to Dr. Renier in early 1993 will be reduced to reflect termination of his participation in the Program. As a result, 5,925 shares will be released to Dr. Renier on April 30, 1994, and he will have the opportunity to receive up to 11,853 additional shares contingent upon the Company's attaining the PROFIT, STOCKHOLDER RETURN and REVENUE objectives in the Program at the end of 1995. The balance of 22,222 shares of restricted stock issued to Dr. Renier will be canceled on April 30, 1994. Dr. Renier was not granted stock options during 1993.

    Dr. Renier has also entered into a consulting agreement with the Company pursuant to which he has agreed, during the period May 1, 1994 through January 31, 1995, to provide advice and services to Honeywell in the area of educational strategies and to continue to influence and improve the educational system in the United States. During this period, Dr. Renier is to be paid a fee of $26,500 a month plus his reimbursable expenses. Dr. Renier will be provided office space and secretarial support until April 30, 1999, and for the period February 1, 1995 to April 30, 1999, he may provide consultation to business, trade, charitable, educational, or governmental organizations of his own choosing, all without further payment from Honeywell.

SUBMITTED BY THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:

A.J. Baciocco, Jr.
J.J. Howard
G.M. Joseph
B.E. Karatz
M.W. Wright, Chair

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of (1) the S&P 500 Index and (2) a composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index. The composite index is weighted two-thirds Electrical Equipment and one-third Aerospace and Defense to reflect the approximate division in the Company's revenue between (i) its Home and Building Control and Industrial businesses and (ii) its Space and Aviation business. The graph assumes the investment of $100 in the Company's Common Stock, the S&P 500 Index and the Composite Industry Index at the market close on December 31, 1988 and the reinvestment of all dividends, including the Company's spin-off of Alliant Techsystems Inc. on October 9, 1990, which is treated as a reinvested special dividend.

[GRAPHIC]

BY-LAW LIMITATION ON INCENTIVE
COMPENSATION PAYMENTS

Article XII of the by-laws, adopted by the stockholders in 1954, limits the total amount of incentive compensation which may be paid to "officers, heads of departments and other executives and key employees of the Corporation and its subsidiaries whose work most affects the Corporation's earnings." Incentive compensation set aside for any year for that group may not exceed three percent of the Company's consolidated income for that year (excluding the whole or any part of any item of unusual or nonrecurring income or loss as determined by the Personnel Committee of the Board) before federal or state taxes on income and before provision for incentive payments, provided that no payments may be made for any year in which a dividend of less than $.0625 per share of Common Stock (as presently constituted) is paid. The Personnel Committee has identified the 78 senior executives whose work most affects Company earnings. Incentive compensation awarded under the Corporate Executive Compensation Plan described on pages 17 and 18 in the Report on Executive Compensation and the incentive portion of awards accrued under the Performance Stock Program described on page 19, are subject to this by-law limitation. The total amount available under
Article XII of the by-laws for 1993 incentive compensation to the 78 executives who were eligible in 1993 is $14,668,910 and the total incentive compensation awarded or accrued under all incentive arrangements for these 78 executives of the Company and its subsidiaries in 1993 is $10,418,662.
RETIREMENT PROGRAM
Honeywell and its subsidiaries maintain a variety of pension and retirement plans for their employees. The table below illustrates the annual benefits payable by the Company in specified remuneration and years-of-service classifications at normal retirement under the Retirement Benefit Plan. Remuneration utilized for pension formula purposes includes salary and annual bonus reported as set forth in the Table on page 14. (Directors who have not been employees of the Company do not receive benefits under this Plan.) This Plan was amended, effective July 1, 1989, to comply with the Tax Reform Act of 1986. The Plan is a defined benefit plan. Contributions by Honeywell, when required by the Plan, are determined on an actuarial basis and are not made primarily for the benefit of any individual. The credited years of service for the Named Officers in the Table on page 14 are: M. R. Bonsignore -- 23 years; D.L. Moore -- 31 years; J.J. Renier -- 37 years; J.P. Rosso -- 12 years; and E.T. Hurd -- 31 years. A portion of the benefits shown in the table may be paid pursuant to the Company's supplementary retirement plans, rather than from plan trusts, due to limitations imposed by the Internal Revenue Code, which restricts the amount of benefits payable under tax-qualified plans.

PENSION PLAN TABLE
- ------------------------------------------------------------------------------------------
              REMUNERATION
  (Average of Salaries Plus Incentive
        Payments During Highest                           YEARS OF SERVICE
  60 Consecutive Months of 120 Months     ------------------------------------------------
          Prior to Retirement)               15        20        25        30        35
- ------------------------------------------------------------------------------------------
                $100,000                  $ 22,110  $ 29,480  $ 36,850  $ 44,220  $ 46,720
                                          ------------------------------------------------
                 300,000                    70,110    93,480   116,850   140,220   147,720
                                          ------------------------------------------------
                 500,000                   118,110   157,480   196,850   236,220   248,720
                                          ------------------------------------------------
                 700,000                   166,110   221,480   276,850   332,220   349,720
                                          ------------------------------------------------
                 900,000                   214,110   285,480   356,850   428,220   450,720
                                          ------------------------------------------------
               1,100,000                   262,110   349,480   436,850   524,220   551,720
                                          ------------------------------------------------
               1,300,000                   310,110   413,480   516,850   620,220   652,720
- ------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

The Company has entered into both an employment agreement and a consulting agreement with Dr. Renier, and the terms of those agreements are described on pages 20 and 21.

    On April 20, 1993, the Company entered into an employment agreement with Mr. Moore who was selected by the Board of Directors to be president and chief operating officer. The agreement provides for (i) employment for two years, through April 28, 1995, at a minimum salary of $45,834 per month plus participation in the regular annual incentive plan, (ii) award of 30,000 shares of restricted stock -- depending on continued employment, 5,000 shares vest on March 1, 1995, 10,000 shares vest on November 9, 1996, when Mr. Moore reaches age 60, and 15,000 shares vest on April 20, 1998, and (iii) grant of stock options for 55,000 shares, priced at current fair market value -- depending on continued employment, the grant covering 15,000 shares vests on March 1, 1995, the grant covering 15,000 shares vests on November 6, 1996, and the grant for 25,000 shares vests on April 20, 1998. The agreement provides that if Mr. Moore continues to be employed by the Company until after November 6, 1996, the Company guarantees the value of the above-referenced restricted stock and stock option that have vested will be at least $500,000 and if Mr. Moore continues to be employed through February 28, 1998, the Company guarantees the value of the restricted stock and stock options will be at least $1,760,000. In the event Mr. Moore terminates employment on February 28, 1995 or if the Company terminates him, other than for cause, at any time prior to that date, the Company will guarantee him the retirement benefit he would have received at age 60 and, in addition, make payments to him of $34,026 per month from March 1, 1995 through February 28, 2000.

CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

The Company maintains several executive benefit plans and agreements which provide for enhanced employee benefits upon "a change in control" of the Company. The Corporate Executive Compensation Plan, 1993 Honeywell Stock and Incentive Plan, and 1988 Honeywell Stock and Incentive Plan have change in control provisions. Under these Plans, a change of control will generally be deemed to have occurred upon (i) a third party's acquisition of thirty percent or more of the Company's stock, (ii) a change in the majority of the members of the Company's Board of Directors, (iii) a merger, consolidation or liquidation of the Company, or (iv) a sale of all or substantially all of the assets of the Company. The term "change in control" is defined identically in each of the Plans.

    Upon a change in control (i) participants in the Honeywell Corporate Executive Compensation Plan will be paid a pro rata bonus for the year in which the change in control occurs based upon an assumption of target performance and
(ii) deferred amounts and earnings thereon will be paid out in full.

    The 1993 Honeywell Stock and Incentive Plan and the 1988 Honeywell Stock and Incentive Plan generally provide for the award of options, restricted stock and stock-based awards. Upon a change in control all options become immediately exercisable and all restricted shares become immediately vested. Additionally, all performance-based awards are paid out based on the highest per share amount paid by a third party in connection with a change in control, prorated to the date of change in control and assuming attainment of Company performance goals.

    The Company's Retirement Benefit Plan (the "Retirement Plan") provides retirement benefits as described herein. In the event of (i) the Retirement Plan's termination, (ii) the Retirement Plan's merger or consolidation with another plan or (iii) the transfer of assets from the Retirement Plan to another plan, within the three year period following a change in control, all assets in excess of those needed to satisfy the Retirement Plan's obligations to its participants and beneficiaries will first be applied to Company payments for pre-65 post-retiree medical benefits to the maximum extent permitted by law, with any remaining assets applied to provide increased retirement benefits on a proportional basis to active participants, retired participants and some vested terminated participants.

    The supplementary retirement plans generally provide for the payment of retirement benefits in excess of those provided by the Company's qualified retirement plans. Upon a change in control, participants' accrued benefits under any of the plans become fully vested and are paid out in a lump sum following termination of employment after the change in control.

    The Company has established a grantor trust under Sections 671 through 677 of the Internal Revenue Code in connection with the Honeywell Corporate Executive Compensation Plan, the Honeywell Supplementary Retirement Plan and various Supplementary Executive Retirement Plans. The trust agreement permits the Company to transfer amounts to the trust that are intended to pay all or a portion of its obligations under the plans set forth above. Under the trust, the trustee will pay participants in the supplementary retirement plans or their beneficiaries, subject to claims of the Company's creditors, the amounts to which they are entitled under the terms of those plans unless the Company elects to pay the benefits directly. If the funds in the grantor trust are insufficient to pay amounts due supplementary retirement plan participants or their beneficiaries, the deficiency will be paid by the Company.

    The Company has entered into executive termination agreements (the "Agreements") with 17 of its executives, including each of the Named Officers. The Agreements, whose initial terms expired on December 31, 1993, were automatically extended for an additional year following the expiration of their initial term, commencing on January 1, 1994 and will be automatically extended each January 1 thereafter unless the Company gives notice to an executive by October 1 of the preceding year that it does not wish to extend the term of the executive's Agreement. If a change in control occurs at any time during the term of an Agreement, the term is automatically extended for a period of thirty-six months, but not beyond the end of the month in which the executive would reach age 65. If subsequent to a change in control an executive's employment is terminated during the term of the executive's Agreement by the Company for reasons other than cause (as defined in the Agreement) or by the executive as a result of certain changes in the executive's duties, compensation, benefits or location, the executive will receive a lump sum payment equal to up to three-times (in some cases, two-times) the executive's annual salary and on-plan incentive bonus. The Company will also provide the executive with medical, life insurance and disability coverage for a period of up to three years (in some cases, two years). In the event that any payments made to an executive in connection with a change in control are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, the Company will make additions to such executive's payments as necessary to restore the executive to the same after-tax position he or she would have had if the excise tax had not been imposed.

- --------------------------------------------------------------------------------

APPROVAL OF AUDITORS
- --------------------------------------------------------------------------------

It is intended that the shares represented by the enclosed proxy will be voted (unless the proxy indicates to the contrary) to approve the selection of Deloitte & Touche, independent public accountants, to examine the financial statements to be included in the 1994 Annual Report to Stockholders.

    A partner of Deloitte & Touche will be present at the Meeting, will be given the opportunity to make a statement, and will also respond to appropriate questions.

- --------------------------------------------------------------------------------

OTHER INFORMATION
FURNISHED PURSUANT TO REGULATIONS OF THE
SECURITIES AND EXCHANGE COMMISSION
- --------------------------------------------------------------------------------

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Honeywell officers and employees without additional compensation. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 1994 Annual Meeting of Stockholders at a fee of approximately $18,000 plus associated costs and expenses.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. To the best of the Company's knowledge, there were no late filings by directors and executive officers during 1993.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be presented at the 1995 Annual Meeting must be received by the Office of the Secretary, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408 no later than November 18, 1994.

By Order of the Board of Directors
Sigurd Ueland, Jr.
Secretary

                                                            Dated March 18, 1994

SEE ENCLOSED PROXY -- PLEASE SIGN AND MAIL PROMPTLY.

                                   HONEYWELL, INC.

                                       PROXY
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                                  ON APRIL 19, 1994

   The undersigned hereby appoints M.R. Bonsignore, E.D. Grayson and S. Ueland, and each of them, proxies (each with power of substitution) of the undersigned to attend the above annual meeting of stockholders of Honeywell Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, including any shares which may be held for the undersigned's account under the Automatic Dividend Reinvestment Plan for Honeywell Common Shares administered by Chemical Bank, as specified on the reverse side, and on any other matters that may properly come before said meeting.

                   THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
                  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

COMMENTS:



                                                                    See Reverse
                                                                        Side


                      HONEYWELL INDUSTRIAL AUTOMATION AND CONTROL
                              2500 WEST UNION HILLS DRIVE
                                   PHOENIX, ARIZONA

                                      [GRAPHIC]

       COMPLIMENTARY PARKING FOR STOCKHOLDERS IS AVAILABLE IN THE EMPLOYEE LOT.

                                                                /x/ PLEASE MARK
                                                                    YOUR CHOICES
                                                                    LIKE THIS
       --------------     ------------------------------------
           COMMON           DIVIDEND REINVESTMENT PLAN SHARES

                   BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                                              NOMINEES:
1. ELECTION OF DIRECTORS
  FOR all nominees          TO WITHHOLD       A.J. Baciocco, Jr., E.E. Bailey,
(Except as marked to     AUTHORITY (For all   M.R. Bonsignore, E.H. Clark, Jr.,
   the contrary*)         Nominees listed)    W.H. Donaldson, R.D. Fullerton,
        / /                      / /          G. Greenwald, J.J. Howard,
                                              B.E. Karatz, D.L. Moore, A.B. Rand,
                                              S.G. Rothmeier, M.W. Wright
                                             *INSTRUCTION:                         / / Will attend meeting
                                              To withhold authority to vote for
                                              any INDIVIDUAL nominee, strike a
                                              line through the nominee's name
                                              above.
2. APPROVAL OF THE SELECTION OF DELOITTE &                                         / / I have noted comments on reverse side
   TOUCHE AS AUDITORS.
       FOR          AGAINST    ABSTAIN
       / /           / /        / /                                                / / Change of Address

                                                                                       ------------------------------------------

                                                                                       ------------------------------------------
                                                                                       You are encouraged to specify your choices
                                                                                       by marking the appropriate  boxes, but you
                                                                                       need not mark any  boxes  if  you wish  to
                                                                                       vote  in  accordance  with  the  Board  of
                                                                                       Directors'  recommendations.  Your  shares
                                                                                       cannot be voted unless you sign, date  and
                                                                                       return this card.
                                                                                           PLEASE MARK, SIGN, DATE AND RETURN
                                                                                            PROMPTLY IN ACCOMPANYING ENVELOPE

Signature(s)                                              Date
            -----------------------------------------          ----------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                               ADMISSION TICKET

                                HONEYWELL INC.

                     1994 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, APRIL 19, 1994
                                    2:00 P.M.
                  HONEYWELL INDUSTRIAL AUTOMATION AND CONTROL
                          2500 WEST UNION HILLS DRIVE
                               PHOENIX, ARIZONA

PLEASE ADMIT                                                  NON-TRANSFERABLE

                                   HONEYWELL INC.

                             INVESTMENT PLUS PLAN (IPP),
                        RETIREMENT INVESTMENT PLAN (RIP) AND
                            RETIREMENT SAVINGS PLAN (RSP)

THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned, having received the Notice of 1994 Annual Meeting and Proxy Statement, instructs T. Rowe Price Trust Company, as Trustee for all Plans, to represent and vote all of the shares of Common Stock of Honeywell Inc. which are credited to my account under one of the above Plans at the Annual Meeting of Stockholders to be held at 2:00 P.M., April 19, 1994 or at any adjournment thereof.

   THE SHARES OF COMMON STOCK REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED BY THE TRUSTEE* IN THE MANNER INSTRUCTED. IF NO INSTRUCTION IS GIVEN, OR IS RECEIVED BY THE TRUSTEE AFTER APRIL 14, 1994, THE SHARES IN THE INVESTMENT PLUS PLAN (IPP), OR RETIREMENT INVESTMENT PLAN (RIP) OR RETIREMENT SAVINGS PLAN (RSP) WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTION AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE IN A TIMELY MANNER.

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

                 *THE VOTE WILL BE TALLIED ON BEHALF OF TRUSTEE
                                 BY CHEMICAL BANK.


COMMENTS:



                                                                    See Reverse
                                                                        Side


                      HONEYWELL INDUSTRIAL AUTOMATION AND CONTROL
                              2500 WEST UNION HILLS DRIVE
                                   PHOENIX, ARIZONA

                                      [GRAPHIC]

                                                               /x/ PLEASE MARK
                                                                   YOUR CHOICES
                                                                   LIKE THIS
            --------------     --------------    --------------
              IPP SHARES         RIP SHARES        RSP SHARES

                   BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                                              NOMINEES:
1. ELECTION OF DIRECTORS
  FOR all nominees          TO WITHHOLD       A.J. Baciocco, Jr., E.E. Bailey,
(Except as marked to     AUTHORITY (For all   M.R. Bonsignore, E.H. Clark, Jr.,
   the contrary*)         Nominees listed)    W.H. Donaldson, R.D. Fullerton,
        / /                      / /          G. Greenwald, J.J. Howard,
                                              B.E. Karatz, D.L. Moore, A.B. Rand,
                                              S.G. Rothmeier, M.W. Wright
                                             *INSTRUCTION:                          / / Will attend meeting
                                              To withhold authority to vote for
                                              any INDIVIDUAL nominee, strike a
                                              line through the nominee's name
                                              above.
2. APPROVAL OF THE SELECTION OF DELOITTE &                                         / / I have noted comments on reverse side
   TOUCHE AS AUDITORS.
       FOR          AGAINST    ABSTAIN
       / /           / /        / /                                                / / Change of Address

                                                                                       ------------------------------------------

                                                                                       ------------------------------------------
                                                                                       The Trustee is authorized to vote the IPP,
                                                                                       RIP, or RSP shares for  which  instruction
                                                                                       has been given upon such other business as
                                                                                       may come before the meeting.

Signature(s)                                              Date
            -----------------------------------------          ----------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                               ADMISSION TICKET

                                HONEYWELL INC.

                     1994 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, APRIL 19, 1994
                                    2:00 P.M.
                  HONEYWELL INDUSTRIAL AUTOMATION AND CONTROL
                          2500 WEST UNION HILLS DRIVE
                               PHOENIX, ARIZONA

PLEASE ADMIT                                                  NON-TRANSFERABLE